Exhibit 10.1

INCREMENTAL AMENDMENT NO. 1

This INCREMENTAL AMENDMENT, dated as of May 27, 2015 (this “Amendment”), to the Credit Agreement (as defined below), is entered into by and among FORESIGHT ENERGY LLC, a Delaware limited liability company (“Borrower”), certain subsidiaries of the Borrower signatory hereto, each of the Lenders whose names appear on the signature pages hereto as an Increasing Revolving Lender (each an “Increasing Revolving Lender” and collectively, the “Increasing Revolving Lenders”), each of the Lenders whose names appear on the signature pages hereto as an Increasing Term Lender (each individually an “Increasing Term  Lender” and collectively, the “Increasing Term Lenders” and together with the Increasing Revolving Lenders, the “Incremental Lenders”) and CITIBANK, N.A., as Administrative Agent.  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement as defined below.

PRELIMINARY STATEMENTS:

(1)           The Borrower is party to that certain Second Amended and Restated Credit Agreement dated as of August 12, 2010 as amended and restated as of December 15, 2011 pursuant to that certain Amendment Agreement dated as of December 15, 2011 and as further amended and restated as of August 23, 2013 pursuant to that certain Amendment Agreement dated as of August 23, 2013 (the “Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”) with each of the Lenders party thereto from time to time, the Administrative Agent, the Collateral Agent, each of the L/C Issuer parties party thereto from time to time and the Swing Line Lender pursuant to which the Lender Parties extended or committed to extend credit to the Borrower;

(2)           The Borrower has requested that (a) the Increasing Revolving Lenders extend credit to the Borrower in the form of Additional Revolving Facility Commitments under the Revolving Facility in an aggregate principal amount of $50,000,000, the proceeds of which will be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries and (b) the Increasing Term Lenders extend credit to the Borrower in the form of Incremental Term Loans in an aggregate principal amount of $60,000,000, the proceeds of which shall be used to pay for fees, costs and expenses in connection with the transactions contemplated by this Amendment and for general corporate purposes of the Borrower and its Subsidiaries;

(3)           Pursuant to Sections 2.14 and 10.01 of the Credit Agreement, the Credit Agreement may be amended from time to time to give effect to any Additional Revolving Facility Commitments and any Incremental Term Loans by an Incremental Amendment executed by the Borrower, each Incremental Lender and the Administrative Agent, without the consent of any other Lender;

(4)           Each Increasing Revolving Lender, by executing and delivering this Amendment, agrees to increase its Revolving Credit Commitment by an amount equal to the Additional Revolving Facility Commitment set forth below its name on the signature pages hereto;

(5)           Each Increasing Term Lender, by executing and delivering this Amendment, agrees to make an Incremental Term Loan to the Borrower in an amount equal to the Term Loan Commitment set forth for such Increasing Term Lender below its name on the signature pages hereto; and

(6)           To effect the forgoing in accordance with Section 2.14 of the Credit Agreement, and upon satisfaction of the conditions set forth herein, the Administrative Agent, each of the Incremental Lenders, the Borrower and each of the other Loan Parties have each agreed, subject to the terms and conditions stated below, to amend the Credit Agreement as set forth herein to give effect to the increase in the Revolving Credit Commitments of each Increasing Revolving Lenders and the commitments of the Increasing Term Lenders to make the Incremental Term Loans.

NOW THEREFORE in consideration of the premises and in order to induce the Incremental Lenders to extend credit and other financial accommodations to the Borrower pursuant to the Credit Agreement (as amended by this Amendment) and the other Loan Documents or otherwise, which the Subsidiary Guarantors hereby agree have benefited and shall continue to benefit the Subsidiary Guarantors and their respective shareholders, directly or indirectly, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent, each of the Incremental Lenders, the Borrower and the other Loan Parties hereby covenant and agree as follows:

SECTION 1.                      Amendment of Credit Agreement.  Effective as of the Effective Date (as defined in Section 3 below), Schedule I of the Credit Agreement shall be amended in full to read as set forth in Schedule I to this Amendment.

SECTION 2.                      Effective Date Transactions.

(a)           With effect from and including the Effective Date, each Increasing Revolving Lender acknowledges that its Revolving Credit Commitment is increased by the amount of the Additional Revolving Facility Commitments set forth under such Increasing Revolving Lender’s name on the signature pages to this Agreement and after giving effect to this Amendment, the aggregate Revolving Credit Commitment of such Increasing Revolving Lender shall be as set forth on Schedule I hereto for such Increasing Revolving Lender under the caption “Revolving Credit Commitment”.  With effect from and including the Effective Date, the Additional Revolving Facility Commitment of any Increasing Revolving Lender shall constitute a “Revolving Credit Commitment” for all purposes of the Amended Credit Agreement and the other Loan Documents and any Loans advanced by such Increasing Revolving Lender as part of its Additional Revolving Facility Commitment shall constitute “Revolving Loans” for all purposes of the Amended Credit Agreement and the other Loan Documents.

(b)           Not later than 1 p.m. on the Effective Date, each Increasing Revolving Lender shall make a Revolving Loan in the amount contemplated below and the Borrower shall apply the proceeds of such Revolving Loan to the prepayment of the outstanding Revolving Loans of the Revolving Lenders (other than the Increasing Revolving Lenders) such that after giving effect to such prepayment, the percentage of the outstanding Revolving Loans (including the Revolving Loans advanced pursuant to this Section 2(b)) held by each Revolving Lender (including the Increasing Revolving Lenders) shall equal the percentage of the Aggregate Revolving Credit Commitments (after giving effect to the Additional Revolving Facility Commitments) represented by such Revolving Lender’s Revolving Credit Commitment (after giving effect to the Additional Revolving Facility Commitments, if applicable).  Each Revolving Loan extended by an Increasing Revolving Lender pursuant to this Section 2(b) shall be made available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office and shall have an Interest Period matching the Interest Period of the applicable prepaid Revolving Loan.   In connection with the prepayment contemplated by this Section 2(b), the Borrower shall pay to each Revolving Lender (other than the Increasing Revolving Lenders) all accrued interest in respect of the Revolving Loans being prepaid to such Revolving Lender and any other amounts payable to any Revolving Lender in accordance with Section 3.05 of the Amended Credit Agreement.

(c)           With effect from and including the Effective Date and the increase in the Revolving Credit Commitments as contemplated hereby, each Revolving Lender (other than any Increasing Revolving Lender), immediately prior to such increase will automatically and without further act be deemed to have assigned to each Increasing Revolving Lender, and each Increasing Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations under the Amended Credit Agreement in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations under the Amended Credit Agreement in Letters of Credit and (ii) participations under the Amended Credit Agreement in Swing Line Loans held by each Revolving Lender will equal the percentage of the Aggregate Revolving Credit Commitments (after giving effect to the Additional Revolving Facility Commitments) represented by such Revolving Lender’s Revolving Credit Commitment (after giving effect to the Additional Revolving Facility Commitments, if applicable).

(d)           On the Effective Date, each Increasing Term Lender, severally and jointly, shall make an Incremental Term Loan to the Borrower in an amount equal to the amount of its Term Loan Commitment set forth below such Increasing Term Lender’s name on the signature pages to this Agreement and otherwise in accordance with this Section 2(d) and Section 2.02 of the Amended Credit Agreement.  The proceeds of the Incremental Term Loans shall be made available to the Borrower in like funds in accordance with Section 2.02(b) of the Amended Credit Agreement.  With effect from the Effective Date, each Incremental Term Loan made on the Effective Date in accordance with this Section 2(d) shall constitute, for all purposes of the Amended Credit Agreement, a “Loan” and a “Term Loan” made pursuant to the Amended Credit Agreement and shall be included as part of the same Class of Term Loans as the Term Loans outstanding immediately prior to giving effect to the transactions contemplated by this Amendment.

SECTION 3.                      Conditions of Effectiveness.  This Amendment shall become effective on the date on which the following conditions have been satisfied (the “Effective Date”):

(a)           The Administrative Agent’s receipt of the following, each of which shall be originals or electronic copies unless otherwise specified, each properly executed by a duly authorized officer of the signing Loan Party, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)           a Borrowing Notice with respect to the extensions of credit contemplated by Section 2 above delivered in accordance with the requirements of Section 2.02(a) of the Credit Agreement (including without limitation the timing of notice requirements contemplated thereby);

(ii)          executed counterparts of this Amendment executed by each of the Incremental Lenders, the Borrower, each other Loan Party and the Administrative Agent;

(iii)         certified copies of the resolutions of the board of directors or equivalent governing body of each Loan Party approving this Amendment and the transactions contemplated hereby and ratifying each of the Loan Documents after giving effect to this Amendment and of all other documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Amendment and the transactions contemplated hereby;

(iv)         a copy of the certificate of the Secretary of State of the jurisdiction of incorporation or formation, as the case may be, of each Loan Party, dated a recent date before the Effective Date, certifying (A) as to a true and correct copy of the charter, article of formation, or such other constitutive document on file in such Secretary’s office and (B) that (1) such Loan Party has paid all franchise taxes to the date of such certificate and (2) such Loan Party is duly incorporated or formed and in good standing or presently subsisting under the laws of the State of the jurisdiction of incorporation or formation;

(v)           a certificate of each Loan Party signed on behalf of such Loan Party by its President or a Vice President and its Secretary, any Assistant Secretary or a duly authorized person, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) the absence of any amendments to the charter or applicable constitutive documents of such Loan Party since the date of the Secretary of State’s certificate referred to in Section 3(a)(iii) above, (B) a true and correct copy of the bylaws, limited liability company agreement, or partnership agreement of such Loan Party as in effect on the date on which the resolutions referred to in Section 3(a)(iii) above were adopted and on the Effective Date and (C) the due incorporation or formation and good standing or valid existence of such Loan Party as a corporation, limited liability company or partnership organized or formed under the laws of the jurisdiction of its incorporation or formation and the absence of any proceeding for the dissolution or liquidation of such Loan Party;

(vi)         a certificate of the Secretary, an Assistant Secretary or a duly authorized person of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Amendment;

(vii)        a certificate signed by a Responsible Officer, or a duly authorized person, of the Borrower certifying as to the matters set forth in Section 3(e) below;

(viii)       certificates attesting to the Solvency of the Borrower and its Subsidiaries on a consolidated basis before and after giving effect to this Amendment and the transactions contemplated hereby, from its chief financial officer.

(ix)          Notes executed by the Borrower in favor of each Incremental Lender that has requested Notes at least two Business Days prior to the Effective Date;

(x)           the executed opinion of Cahill Gordon & Reindel llp, special New York counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, substantially as to the matters set forth in the opinion delivered pursuant to the terms of the Amendment; and

(xi)          with respect to each improved real property currently encumbered by a Mortgage, a “Life-of-Loan” Federal Emergency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto), and if such property is located in a special flood hazard area, evidence of flood insurance confirming that such insurance has been obtained, which certificate shall be in a form and substance reasonably satisfactory to the Administrative Agent, it being understood and agreed that the condition in this clause (xi) has been satisfied as of the date hereof.

(b)           Any fees, costs and expenses required to be paid on or before the Effective Date to any Agent or Incremental Lender (i) pursuant to any commitment, fee or engagement letters (including that certain fee letter dated as of May 7, 2015, among Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., as the sole book running manager and sole lead arranger for the Incremental Facilities described herein, and the Borrower),  or (ii) otherwise for which invoices have been received at least one Business Day prior to the Effective Date shall have been paid.

(c)           Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Agents (directly to such counsel if requested by the Agents) to the extent invoiced at least one Business Day prior to the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing and customary post-closing proceedings included in such invoices (provided, that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agents).

(d)           The payments and repayments specified in Section 2 above shall have been completed and made, as applicable.

(e)           Immediately before and after giving effect to this Amendment, (i) each of the representations and warranties contained in Section 6 of this Amendment, Article V of the Credit Agreement and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and the representations and warranties contained in Sections 5.05(a) and 5.05(b) of the Credit Agreement shall be deemed to refer to the most recent financial statements delivered pursuant to Sections 6.01(a) and 6.01(b), as applicable and (ii) no Default shall have occurred and be continuing.

SECTION 4.                      Certain Related Matters.

(a)           Pursuant to Section 2.14(f) of the Credit Agreement, the Administrative Agent hereby requests that the Loan Parties take all steps necessary, and each of the Loan Parties hereby agrees that it shall (i) deliver to Administrative Agent amendments to each of the Mortgages in effect as of the Effective Date, in form and substance reasonably acceptable to Administrative Agent, (ii) deliver to Administrative Agent date down endorsements to the extent available in the applicable jurisdiction to any existing title insurance policies insuring the lien of the Mortgages in effect as of the Effective Date and bringing forward the date of such coverage to the date of recordation of the amendment related to each such Mortgage, and (iii) take all other steps reasonably necessary (including executing any necessary amendments to the Mortgages, obtaining updated title reports and providing legal opinions in respect of any such amendments to the Mortgages), to ensure that each of the Mortgages in effect as of the Effective Date secures an aggregate amount of Obligations of at least $100,00,000 in excess of the sum of (i) the aggregate Revolving Credit Commitments (after giving effect to the Additional Revolving Facility Commitments contemplated by this Amendment) plus (ii) the outstanding principal amount of the Term Loans (after giving effect to the Incremental Term Loans made pursuant to the terms of this Amendment) plus (iii) all amounts committed or outstanding under the Term Facility, any Incremental Term Facility or Permitted Senior Notes, in each case within ninety (90) days (as such period may be extended by the Administrative Agent in its reasonable discretion) of the Effective Date; provided that, with respect to any real property located in a jurisdiction in which the mortgage recording, intangibles or similar taxes or charges apply, the aggregate amount of Obligations secured by any Mortgage encumbering such real property may be limited to an amount equal to the fair market value of such real property (as reasonably determined by a Responsible Officer of the Borrower in good faith (and the Borrower hereby agrees to deliver to the Administrative Agent a certificate of a Responsible Officer certifying thereto (to the extent applicable) as promptly as possible after the Effective Date)) if such limitation results in a reduction of the amount of such taxes or charges due in connection therewith.

(b)           Subject to (x) the terms set forth in that certain Commitment Letter dated as of May 8, 2015, by and among the Borrower, Deutsche Bank AG, New York Branch (“DBNY”) and Deutsche Bank Securities Inc. and (y) Section 10.06(j) of the Amended Credit Agreement, notwithstanding anything in the definition of “Eligible Assignee”, Section 10.06 of the Amended Credit Agreement (except for Section 10.06(j)) or otherwise to the contrary, each of the Administrative Agent and the Borrower hereby agree that DBNY in its capacity as an Increasing Term Lender, may assign any of its Incremental Term Loans to any Person (other than a natural Person) and that each such assignment may be in any principal amount of such Incremental Term Loans, without any minimum amount thereof otherwise required by the Amended Credit Agreement applying to such assignment (and the Administrative Agent’s and the Borrower’s consent to each such assignment of DBNY’s Incremental Term Loans shall be deemed given without any further action of any party).

SECTION 5.                      Reference to and Effect on the Loan Documents.  (a)  On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended, restated and modified by this Amendment.  On and after the Effective Date, each reference in the Credit Agreement, the Pledge and Security Agreement and each of the other Loan Documents to a “Lender”, shall include a reference to each “Incremental Lender”.

    (b)           The Credit Agreement, as specifically amended and modified by this Amendment and each of the other Loan Documents is and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents (including, for the avoidance of doubt, the Additional Revolving Facility Commitments, any Revolving Loans made as part of the Additional Revolving Facility Commitments and the Incremental Term Loans made pursuant to the terms of this Amendment) to the extent provided in the Collateral Documents.

            (c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, any L/C Issuer, any Swing Line Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

            (d)           The Loan Parties agree that this Amendment shall be a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents.

            (e)           Nothing contained in this Amendment, the Amended Credit Agreement or any other Loan Document shall constitute or be construed as a novation of any of the Obligations.

SECTION 6.                      Representations and Warranties.

     (a)           The Borrower hereby represents and warrants that all representations and warranties contained in Article V of the Amended Credit Agreement and each other Loan Document (other than the Amended Credit Agreement) to which it is a party are true and correct in all material respects on and as of the date hereof, provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date, and provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

        (b)           Each Loan Party (other than the Borrower) hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date, and provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

      (c)           Each Loan Party represents and warrants, on and as of the date hereof, that (a) it has the requisite power to execute and deliver this Amendment, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby have been duly and validly taken and (b) this Amendment has been duly authorized, executed and delivered by it.

     (d)           Each Loan Party hereby represents and warrants that, on and as of the date hereof after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default.

     (e)           The Borrower hereby represents and warrants that the Senior Secured Leverage Ratio, determined on a Pro Forma Basis as of March 31, 2015 as if the Incremental Term Loans and the Additional Revolving Facility Commitments had been outstanding on such day (assuming a borrowing of the maximum amount of Loans under the Additional Revolving Facility Commitments as of such day) and excluding the cash proceeds of the Incremental Term Loans and any Loans extended under the Additional Revolving Facility Credit Commitments (provided, however, that any repayment of indebtedness with any such proceeds shall be given pro forma effect) does not exceed 2.25:1.00.

SECTION 7.                      Reaffirmation.  (a)  Each Loan Party hereby acknowledges, confirms and agrees that: (i) this Amendment has been duly executed and delivered by such Loan Party, and each of the Loan Documents is and shall remain in full force and effect as of the date hereof, and (ii) the agreements and obligations of such Loan Party contained in this Amendment and each of the Loan Documents constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms, and as of the date hereof such Loan Party has no valid defense to the enforcement of such obligations.

     (b)           Each Loan Party hereby acknowledges, confirms and agrees that (i) the Collateral Agent, on behalf of the Secured Parties, has and shall continue to have valid, enforceable and to the extent provided in the Security Agreement, perfected first-priority liens upon and security interests in the Collateral (as defined in the Security Agreement) heretofore granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to the Security Agreement to the extent perfection is required by the Loan Documents and (ii) any other security interests, pledges, assignments or liens granted to the Collateral Agent pursuant to any Loan Document shall continue to be valid, enforceable first-priority liens and security interests, subject, in each case, only to Permitted Liens.

     (c)           Each Loan Party hereby acknowledges, confirms and agrees that the Secured Obligations (as defined in the Security Agreement) (including, for the avoidance of doubt, the Additional Revolving Facility Commitments, any Revolving Loans made as part of the Additional Revolving Facility Commitments and the Incremental Term Loans advanced by the Increasing Term Lenders pursuant to the terms of this Amendment) shall constitute obligations which are secured by the Security Agreement and guaranteed by the Subsidiary Guaranty.

SECTION 8.                      Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9.                      Expenses.  The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, including all legal fees.

SECTION 10.                    Miscellaneous.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.                    Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Foresight - Incremental Amendment No. 1

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized officers as of the date first above written.

FORESIGHT ENERGY LLC

By:	/s/ Oscar A. Martinez

Name: Oscar A. Martinez

Title: Senior Vice President and Chief Financial Officer

ADENA RESOURCES, LLC
AKIN ENERGY LLC
AMERICAN CENTURY MINERAL LLC
AMERICAN CENTURY TRANSPORT LLC
FORESIGHT COAL SALES LLC
FORESIGHT ENERGY EMPLOYEE SERVICES CORPORATION
FORESIGHT ENERGY FINANCE CORPORATION
FORESIGHT ENERGY SERVICES LLC
HILLSBORO ENERGY LLC
HILLSBORO TRANSPORT LLC
MACOUPIN ENERGY LLC
OENEUS LLC D/B/A SAVATRAN LLC
SENECA REBUILD LLC
SITRAN LLC
SUGAR CAMP ENERGY, LLC
TANNER ENERGY LLC
WILLIAMSON ENERGY, LLC

By:	/s/ Oscar A. Martinez

Name: Oscar A. Martinez

Title: Senior Vice President and Chief Financial Officer

[Signature Page]                                                                Foresight - Incremental Amendment No. 1

CITIBANK, N.A.

as Administrative Agent

By:	/s/ Robert Cohen

Name: Robert Cohen

Title: Vice President

                                                   [Signature Page]                                                                  Foresight - Incremental Amendment No. 1

DEUTSCHE BANK AG, NEW YORK BRANCH,
as an Increasing Revolving Lender, Revolving Lender and Lender

By:	/s/ Sandeep Desai

Name: Sandeep Desai

Title: Managing Director

By:	/s/ Mason Parker

Name: Mason Parker

Title: Director

DEUTSCHE BANK AG, NEW YORK BRANCH
as an Increasing Term Lender, Term Lender and Lender

By:	/s/ Sandeep Desai

Name: Sandeep Desai

Title: Managing Director

By:	/s/ Mason Parker

Name: Mason Parker

Title: Director

                                                    [Signature Page]                                                               Foresight - Incremental Amendment No. 1

GOLDMAN SACHS BANK USA,
as an Increasing Revolving Lender, Revolving Lender and Lender

By:	/s/ Rebecca Kratz

Name: Rebecca Kratz

Title: Authorized Signatory

  [Signature Page]                                                               Foresight - Incremental Amendment No. 1

THE HUNTINGTON NATIONAL BANK,
 as an Increasing Revolving Lender, Revolving Lender and Lender

By:	/s/ Joshua D. Elsea

Name: Joshua D. Elsea

Title: Vice President

[Signature Page]                                                               Foresight - Incremental Amendment No. 1

STIFEL BANK & TRUST,
as an Increasing Revolving Lender, Revolving Lender and Lender

By:	/s/ John H. Phillips

Name: John H. Phillips

Title: Executive Vice President

[Signature Page]                                                               Foresight - Incremental Amendment No. 1